Exhibit 10.3
AUTONATION, INC.
STOCK UNIT AWARDS AGREEMENT

THIS STOCK UNIT AWARDS AGREEMENT (this “Agreement”) is entered into as of March 1, 2025 (the “Date of Grant”), by and between the Company and Michael Manley (the “Participant”) who accepts the special Award of the performance-based Restricted Stock Units (the “PSUs”) made hereby, and agrees to be bound by this Agreement, and any and all related documents, including but not limited to the Restrictive Covenants and Confidentiality Agreement.
RECITALS
A.The Company has established the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “Plan”) in order to provide valued employees of the Company incentives to create and maintain long-term stockholder value; and
B.The Compensation Committee of the Board of Directors of the Company has approved the grant to the Participant of PSUs on the terms and conditions set forth in this Agreement.
TERMS OF AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
1.Definitions and Schedule. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan. In addition, terms in respect of the Award that are not addressed in this Agreement shall be set forth on Schedule 1 attached hereto.
2.Award of PSUs Pursuant to Plan. Subject to the terms and conditions, including the restrictions and risk of forfeiture, set forth herein and in the Plan, the Participant is hereby granted under the Plan, as of the Date of Grant, an Award of PSUs, the number of which is set forth for the Participant on Schedule 1 attached hereto.
3.Number of Shares. The Company will establish a bookkeeping account to reflect the number of shares of Stock that are subject to the Participant’s Award. The Participant shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any shares of Stock subject to the Participant’s Award unless and until the shares have been delivered in accordance with Section 7 of this Agreement.
4.Vesting.    Except as otherwise provided in Section 5 of this Agreement or in the Plan, the PSUs shall be earned based on the achievement of the Performance Goal set forth on Schedule 1 attached hereto, subject to the Participant’s continued employment with the Company, its Subsidiaries or its Affiliates through the end of the Performance Period set forth on such Schedule. If the Performance Goal set forth on Schedule 1 is not achieved, the PSUs in respect of the Award shall be immediately forfeited.
5.Termination of Employment. Except as set forth in this Section 5, upon the Participant’s termination of employment for any reason, any PSUs that have not been earned or that have not become vested in accordance with Schedule 1 shall be immediately forfeited. Notwithstanding the foregoing, the following provisions shall apply to the Award:
(a)    Termination of Employment for Cause or Voluntary Resignation by the Participant. Upon the termination of the Participant’s employment by the Company, its Subsidiaries or its Affiliates for “Cause” (as defined in the Participant’s employment agreement with the Company) prior to the end of the Performance Period, or if the Participant resigns his employment without “Good Reason” (as defined in the Participant’s employment agreement with the Company), this Agreement shall terminate and all rights of the Participant with respect to PSUs that have not been settled shall immediately terminate. The PSUs subject to this Award are not eligible for Retirement treatment under Section 14 of the Plan and shall be forfeited (whether or not the performance condition set forth on Schedule 1 has been met) without payment of any consideration, and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such PSUs.
(b)    Qualifying Termination of Employment. Subject to the requirements of Section 9:
(i)    Death. Upon the termination of the Participant’s employment with the Company, its Subsidiaries or its Affiliates thereof on account of his death prior to the end of the Performance Period, the Participant shall immediately vest in full in the PSUs and payment in respect of the shares shall be made on the sixtieth (60th) day following the date of termination, subject to Section 9.
(iii)    Disability. Upon the termination of the Participant’s employment with the Company, its Subsidiaries or its Affiliates thereof due to Disability prior to the end of the Performance Period, the Participant shall continue to have the opportunity to vest (as if the Participant’s employment had not been terminated) in the PSUs, subject to the achievement of the Performance Goals as set forth on Schedule 1 and the immediately following sentences. The PSUs shall continue to vest only if the Participant fully complies with any non-compete, non-disparagement, confidentiality and other restrictive covenants set forth in any agreement entered into between the Participant and the Company or its Subsidiaries or its Affiliates from time to time (including, but not limited to any Restrictive Covenants and Confidentiality Agreement entered into between the Participant and the Company) determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while the Awards are outstanding (i.e., solely during the five-year Performance Period). The Board shall determine whether the Participant has complied with such restrictive covenants. Any portion of the PSUs that are not earned in accordance with the foregoing shall automatically be forfeited at the end of the Performance Period.
(iii) Termination by the Company without Cause or by the Participant for Good Reason. If the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason (as each such term is defined in Section 5(a) above), in either event, prior to the end of the Performance Period, the Participant shall vest in full in the PSUs; provided that the Company shall have achieved an average quarterly return on invested capital (ROIC) of at least 10%, calculated through the end of the quarter preceding date of termination of employment. Payment in respect of the shares shall be made on the sixtieth (60th) day following the date of termination, subject to Section 9.
(c)    If the Participant’s employment terminates for any reason during the five-year Performance Period, any non-compete or non-solicit covenants set forth in any agreement entered into between the Participant and the Company shall be extended to two years, and any non-disparagement and confidentiality and non-disclosure of trade secrets restrictive covenant obligations of the Participant pursuant to any agreement entered into between the Participant and the Company shall be extended permanently.
6.Dividend Equivalents. On each date on which a dividend is paid with respect to shares of Stock, dividend equivalents shall be credited hereunder in respect of the shares subject to the Award. Such dividend equivalents shall be credited as a number of additional PSUs (or RSUs in the event that the 100% Goal as defined in Schedule 1 hereto is met prior to the end of the 5-year performance period) equal to (i) the aggregate amount or value of the dividends paid with respect to that number of shares equal to the number of shares subject to such Award on the record date of such dividend, divided by (ii) the Fair Market Value per share on the payment date for such dividend. Such additional PSUs or RSUs shall be subject to all the terms and conditions of this Agreement and shall vest at the same time that the Award vests, and the shares subject to such additional PSUs or RSUs shall be distributed only upon the distribution of the underlying shares with respect to which the dividend equivalents were granted.

7.Payment. The Company shall deliver to the Participant either, in its sole and absolute discretion (a) a number of shares of Stock equal to the number of shares of Stock earned and vested with respect to the Award, including dividend equivalents credited with respect to such shares, or (b) an amount of cash equal to the Fair Market Value of such shares on the date of the distribution, in either case, on or as soon as administratively practical following expiration of the Performance Period (and in all events no later than the 15th day of the third month following the end of the Performance Period).
8.Participant Bound by Terms of Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms, conditions and provisions thereof.
9.Condition. The Participant shall not be eligible to receive payment with respect to earned and vested PSUs upon a Qualifying Termination of Employment described in Section 5 unless the Participant executes and does not revoke a waiver and release agreement in a form reasonably acceptable to the Company containing a written general release of claims in accordance with the terms and conditions set forth therein (the “Waiver of Claims”). The Participant or his beneficiaries, as the case may be, must sign and return the Waiver of Claims no later than sixty (60) calendar days after the date of the applicable Qualifying Termination.
10.Withholding. The Company is authorized to withhold from the Award, any payment relating to the Award, including from a distribution of Stock, or any other payment to the Participant, amounts of withholding and other taxes due in connection with any transaction involving the Award, and to take such other action as the Company may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Award. This authority shall include the authority to withhold shares of Stock otherwise issuable under the PSUs, and having an aggregate fair market value on the date of delivery sufficient to meet the withholding obligation, as determined by the Company in its sole discretion. This authority shall also include the authority to withhold or receive Stock or other property in an amount that will not cause adverse accounting consequences for the Company if permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations.
11.Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof. The Restrictive Covenants and Confidentiality Agreement shall be administered, interpreted and enforced in accordance with the terms set forth in the Restrictive Covenants and Confidentiality Agreement, as modified by Section 5(c) hereof.
12.Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
13.Notices. All notices, requests, demands, claims and other communications by the Participant with respect to this Award shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following address (or to such other addresses or telecopy numbers which the Company shall designate in writing to the Participant from time to time):
AutoNation, Inc.
200 SW 1st Avenue
Fort Lauderdale, Florida 33301
Attention: Human Resources, Suite 1400
Telecopy: (954) 769-xxxx

with a copy to:

AutoNation, Inc.
200 SW 1st Avenue

Fort Lauderdale, Florida 33301
Attention: General Counsel, Suite 1600
Telecopy: (954) 769-xxxx
14.Binding Effect. This Agreement shall not constitute a binding obligation of the Company or the Participant unless it is accepted by the Participant on the BOL System by the Acceptance Deadline. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to the Participant’s heirs, legatees, distributees and personal representatives. No handmarked or interlineated modifications shall constitute a part of this Agreement.
15.Conflict with Terms of the Plan. The Award is subject to the terms of the Plan, which provisions are hereby incorporated herein as if fully set forth herein. In the event that any provision of this Agreement conflicts with any provision of the Plan and cannot reasonably be interpreted to be a clarification of such provision of the Plan or an exercise of the authority granted to the Plan’s administrator pursuant to the Plan, the provision of the Plan shall govern and be controlling.
16. 409A. This Agreement is intended to be exempt from, or to the extent subject thereto, comply with, the requirements of Section 409A of the Code, and shall in all respects be administered and interpreted in accordance with such intent. Notwithstanding anything to the contrary in this Agreement, to the extent necessary to avoid the imposition of any individual penalty tax and late interest charges imposed under Section 409A of the Code, such payment shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier).
17.Integration. This Agreement supersedes all prior agreements and understandings between the Participant and the Company, its Subsidiaries and its Affiliates relating to the grant of the Award, whether oral or otherwise; provided, however, that this Agreement shall not supersede any agreement (including any employment agreement) with the Company, its Subsidiaries and its Affiliates or policy of the Company, its Subsidiaries and its Affiliates relating to confidentiality, no-solicitation, no-hire, non-competition, non-disparagement or recoupment of compensation, including but not limited to the Restrictive Covenants and Confidentiality Agreement previously entered into between the Company and the Participant, in each case as modified by Section 5(c) hereof; provided, further, that this Agreement shall supersede the written employment agreement with the Participant relating to the treatment of performance-based awards upon the Participant’s termination of employment, if applicable, such that the termination of employment provisions hereof shall govern the treatment of the Award.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

By:    /s/ Michael Manley

By:    AUTONATION, INC.

    /s/ Coleman Edmunds
Name: Coleman Edmunds
    Title: EVP, General Counsel and Corporate Secretary

Schedule 1

Award:
Vesting: